                                                  EXHIBIT 10.2



                            MK SECURITIES LITIGATION
                            ------------------------
                           MEMORANDUM OF UNDERSTANDING
                             BETWEEN PLAINTIFFS AND
                            THE INDIVIDUAL DEFENDANTS


          The Plaintiffs (as defined below) and the Individual Defendants (as defined below), as parties to this Memorandum of Understanding ("MOU"), have reached an agreement in principle as of June 5, 1995 providing for the settlement of the claims asserted against the Individual Defendants in the class actions pending in the United States District Court for the District of Idaho entitled: GARBULINSKI, ET AL. V. MORRISON KNUDSEN CORP. ET AL., Case No. 94-334; MEDELLO, ET AL. V. MORRISON KNUDSEN CORP., ET AL., Case No. 94-364, STRAUSS, ET AL. V. MORRISON KNUDSEN CORP., ET AL., Case No. 94-373; DRASNIN, ET AL. V. MORRISON KNUDSEN CORP., ET AL., Case No. 95-066; GRUESEN, ET AL. V. MORRISON KNUDSEN CORP., ET AL., Case No. 95-070; AKERS, ET AL. V. MORRISON KNUDSEN CORP., ET AL., Case No. 95-071; and WEISS, ET AL. V. MORRISON KNUDSEN CORP., ET AL., Case No. 95-108; all of the foregoing having been consolidated as IN RE MORRISON KNUDSEN SECURITIES LITIGATION, Case No. 94-334 (collectively termed the "Litigation").

                                   DEFINITIONS

          A. "Class" means the proposed plaintiff settlement class in the Litigation, as more particularly defined for purposes of the settlement in PARA 10 below.

          B.  "MK" means defendant Morrison Knudsen Corporation.

          C. "Individual Defendants" means defendants William Agee, Stephen Hanks, and James Cleary.

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                                                                               2
          D.  "D&T" means defendant Deloitte & Touche, L.L.P.

          E. "Parties" means the Plaintiffs, the Class, MK, and the Individual Defendants.

          F. "Court" means the United States District Court for the District of Idaho.

          G. "Lead Counsel" means the lead counsel for Plaintiffs appointed by order of the Court.

          H.  "Great American" means Great American Insurance Company.

          I.  "Reliance" means Reliance Insurance Company.

          J.  "CNA" means Continental Casualty Company.

          K. "Insurers" means Great American, Reliance, and CNA, each of which has issued a Directors and Officers Liability Insurance Policy under which coverage has been requested by the Individual Defendants.

          L. "Derivative Actions" means the various derivative actions brought against MK and/or MK Rail as nominal defendants and the Individual Defendants and/or others and pending before the courts of Idaho and Delaware.

          M. "Plaintiffs" means the named plaintiffs, individually and as representatives of the Class, in the Litigation.

          N.  "Defendants" means MK and the Individual Defendants, collectively.

          O. "Final Court Approval" means that an order entered by a court of competent jurisdiction approving the relevant settlement on terms mutually satisfactory to the Parties and the Insurers has become final and nonappealable.

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                                                                               3

          P. "MK Rail Action" means the consolidated class actions pending against MK, MK Rail Corp., the Individual Defendants, and others in the United States District Court for the District of Idaho.

          Q. "Bank Syndicate" means the group of financial institutions that provides financing to MK.

          R.   "MK Rail" means MK Rail Corporation.

                                TERMS OF THE MOU
                                ----------------

          1. A settlement has been reached with respect to the claims asserted against the Individual Defendants in the Litigation in the amount of $25.15 million in cash, subject to the terms and conditions of a Stipulation of Settlement and such other documentation as may be required to evidence the settlement and obtain prompt Court approval of the settlement (collectively, the "Stipulation") to be negotiated in good faith among Plaintiffs, the Individual Defendants, and the Insurers. Settlement of the claims asserted against the Individual Defendants in the Litigation is expressly conditioned upon Final Court Approval of the settlement of the Litigation as a whole, the settlement of the Derivative Actions, and settlement of the MK Rail Action. Claims against D&T are not being settled or released by this MOU.

          2. The Insurers have agreed that they will pay within twenty (20) business days after the signing of this MOU and the MOUs relating to the MK Rail Action and the Derivative Actions, notwithstanding any commencement of a Bankruptcy Case (as defined below) by or against MK, but subject to the terms and conditions of this MOU, into a joint, interest-bearing account located in Boise, Idaho and controlled jointly by Lead Counsel, designated

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                                                                               4

counsel for the Individual Defendants, and designated counsel for the Insurers (or the principals of any such counsel) (subject to Court oversight) the following amounts:

          Great American -- $ 5,150,000
          Reliance       -- $10,000,000
          CNA            -- $10,000,000


The account will be structured so that withdrawals will require the concurrence of all counsel exercising joint control, subject to Court oversight.

          3. All funds in the joint account provided for in PARA 2, including all interest earned thereon but excluding costs of providing notice to the Class (which costs will not exceed $100,000) (the "Notice Costs"), will be transferred to a Settlement Account controlled by Lead Counsel (subject to Court oversight), upon the satisfaction of the following conditions:

          (a) (i) There has been Final Court Approval of the settlements of the Litigation, the Derivative Actions, and the MK Rail Action and (ii) all other conditions to such settlements have been satisfied or waived, and such settlements are being consummated contemporaneously with this settlement; AND EITHER

          (b) (i) No case has been commenced by or against MK under Title 11 of the United States Code or any similar law and no trustee, receiver, conservator or similar custodian has been appointed for MK or its property (any such case or appointment, a "Bankruptcy Case") and (ii) MK and its Bank Syndicate have executed and delivered a debt restructuring agreement under which (x) the final maturity date of a material portion of the indebtedness to remain outstanding


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                                                                               5
     is more than one year after the date of such execution and delivery,
     (y) all currently existing defaults of MK to the Bank Syndicate are waived permanently or for a period of more than one year from such date of execution and delivery and (z) the Bank Syndicate has given all waivers and consents necessary to permit MK to effect this settlement; OR

          (c) If a Bankruptcy Case has been commenced in respect of MK, an order has been entered by the court having jurisdiction over the Bankruptcy Case and has become final and nonappealable that (i) approves the settlement, (ii) authorizes MK's performance of all of its obligations in respect of the settlement and (iii) authorizes the use of the insurance policies to make such payments into the Settlement Account, all in form and substance satisfactory to the Parties and the Insurers. By agreeing to this condition, none of the Plaintiffs, the Insurers, or the Individual Defendants concedes that the court exercising jurisdiction over the Bankruptcy Case has any jurisdiction over, or the debtor's estate has any interest in, the insurance policies, the insurance proceeds, or the proceeds of the settlement.

          All funds in the joint account provided for in PARA 2 shall be (a) used to pay for Notice Costs (but in no event in excess of $100,000 in the aggregate), (b) paid into the Settlement Account pursuant to this PARA 3 or
     (c) repaid to the Insurers pursuant to PARA 6. Under no circumstances whatsoever shall any amounts in the joint account be payable to, or recoverable by, MK.

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                                                                               6

          4. If the condition specified in PARA 3(a)(i) has been satisfied but the condition specified in PARA 3(b) or PARA 3(c) (whichever then applies) has not been satisfied, Plaintiffs may elect to terminate the settlement at any time thereafter by giving written notice to the other Parties and the Insurers, in which event: (a) the releases given, if any, and judgment entered in favor of Defendants pursuant to the settlement, if any, shall be null and void and the Parties shall return to their respective litigation positions as of June 5, 1995, with all of their respective claims and defenses preserved; and (b) the provisions of PARA 11 shall have no force and effect. If any of the conditions specified in PARA 3(a)(i) have not occurred by a date to be specified in a separate writing to be kept confidential and disclosed only to the Parties, the Insurers, their counsel, and the Court, Plaintiffs may elect to terminate the settlement at any time thereafter by giving written notice to the other Parties and the Insurers, in which event: (a) the releases given, if any, and judgment entered in favor of Defendants pursuant to the settlement, if any, shall be null and void and the Parties shall return to their respective litigation positions as of June 5, 1995, with all of their respective claims and defenses preserved; and (b) the provisions of PARA 11 shall have no force and effect.

          5. The Plaintiffs, CNA, and the Individual Defendants will enter into a separate agreement entitling CNA and/or the Individual Defendants to void the settlement if the holders of a specified number of MK shares opt out of the Class, which number will be agreed to by the Plaintiffs, CNA, and Individual Defendants and memorialized in a separate writing which shall be

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                                                                               7
kept confidential and disclosed only to the Parties, their counsel, and the Court.

          6. In the event that this settlement or the settlement between Plaintiffs and MK in this Litigation is terminated due to the occurrence or nonoccurrence of conditions set forth in the respective MOUs, or this settlement does not receive Final Court Approval:

           (a) all funds then existing in the joint account provided for in PARA 2 shall be returned to the Insurers, together with all interest earned thereon but less any Notice Costs, not to exceed $100,000, paid or incurred to date, which Notice Costs shall be deducted from the amount returned to Great American and reduce the limit of the Great American policy by said amount;

          (b) the Plaintiffs, the Class, MK, and the Individual Defendants shall return to their litigation positions as of June 5, 1995, with all of their respective claims and defenses preserved.

          7. The settlement will be no-recapture, I.E., it is not a claims-made settlement. Neither the Individual Defendants nor the Insurers will have any interest in, or ability to obtain, the funds after payment into the Settlement Account, nor will the Individual Defendants or the Insurers have any involvement in, or liability for, the allocation of settlement proceeds or reviewing or challenging claims of members of the Class. The settlement claims process will be administered by a Claims Administrator of Lead Counsel's selection, and will be subject to Court oversight.

          8. The Individual Defendants will not object to a motion seeking an order of the Court that any attorneys' fees and

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                                                                               8

costs awarded to Plaintiffs' counsel by the Court shall be paid to Plaintiffs' counsel immediately upon transfer of the funds into the Settlement Account as provided in PARA 3. Plaintiffs' counsel who receive such fees agree that they, their partners and/or shareholders will be subject to the jurisdiction of the Court for recall of any fees received. The Individual Defendants will not object to the payment of an incentive award to Plaintiffs of a total of $75,000 upon application to, and approval by, the Court.

          9. If, after Final Court Approval of this settlement, a Bankruptcy Case is commenced in respect of MK and the court having jurisdiction over the Bankruptcy Case enters an order that has become final and nonappealable determining the payment of any funds into the Settlement Account established by this MOU or the Settlement Account established by the separate MOU between Plaintiffs and MK in the Litigation to be recoverable by MK as a preference, voidable transfer, fraudulent transfer or similar transaction, then Lead Counsel may elect to have the releases given and judgment entered in favor of MK pursuant to the settlement be null and void, and the Plaintiffs, the Class, and MK shall thereupon be restored to their respective positions in the Litigation as of June 5, 1995, with all of their respective claims and defenses preserved; provided, however, that the claims of the Plaintiffs and the Class against MK shall be limited (without duplication of the limits established by the separate MOU between Plaintiffs and MK in the Litigation) to the product of multiplying $300,000,000: by (i) a fraction, the numerator of which shall be the amounts (if any) of the proceeds of this settlement that were recovered by MK from Plaintiffs and/or the

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                                                                               9

Class pursuant to the entry of the foregoing final order and proceedings ancillary thereto and the denominator of which shall be $35,000,000 and
(ii) 1.2, provided that the resulting product shall be limited to, and never exceed, $300,000,000. The releases given to the Insurers and the Individual Defendants shall not become null and void or otherwise be affected by this paragraph. In the event that the proceedings in the Bankruptcy Case result in any recovery of the proceeds of this settlement by any of the Insurers and/or the Individual Defendants, each Insurer and/or Individual Defendant receiving such funds agrees to repay all amounts it recovers to a court-supervised escrow account, and the releases given to the Insurers and the Individual Defendants shall remain in full force and effect.

          10. For settlement purposes only, the Parties will stipulate to the certification of the Litigation as a class action on behalf of a plaintiff class consisting of all purchasers of MK stock (excluding MK and the Individual Defendants) who suffered harm thereby during the period of October 15, 1993 through March 31, 1995, inclusive. If the settlement is not approved or is terminated, all rights existing prior to this MOU to urge or oppose certification of a plaintiff class shall be preserved.

          11. Upon Final Court Approval of the settlement, all claims alleged in the Litigation against the Individual Defendants shall be dismissed with prejudice and without costs to any Party. The Plaintiffs and Class shall provide appropriate releases to the Individual Defendants, the Insurers, and their affiliates (including the Insurers' and MK's current and former officers, directors, employees, attorneys and agents) from any

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                                                                              10

and all claims arising out of, or in any respect having their origin in, or relating to, any claims or facts giving rise to the claims that were or could have been asserted by the Class in the Litigation. Plaintiffs' counsel will cooperate in obtaining appropriate bar orders against claims asserted against the Individual Defendants, the Insurers and/or their respective affiliates. The entry of a bar order satisfactory to the Insurers and the Individual Defendants and containing provisions for a proportionate fault finding as to any party subject to the bar order, and, alternatively, provisions for reduction of judgment and indemnification of the settling parties and their affiliates
against claims and claims-over shall be a condition to the settlement.   The
Defendants shall exchange appropriate mutual releases.

          12. None of the Plaintiffs, the Insurers, the Individual Defendants, or their attorneys will issue a press release. They are, however, free to respond to any press inquiry.

          13. Plaintiffs' counsel will take no adverse position if the Individual Defendants make a motion for approval of indemnification by MK of the Individual Defendants, but Plaintiffs do not concede that MK is entitled to a claim against the insurance policies or any insurance proceeds for any indemnification.

          14. If Final Court Approval of the settlement is not obtained or the settlement is terminated, this MOU shall be null, void, inadmissible in any proceeding before any court or tribunal, and of no further force or effect (except that the provisions of PARA 6 shall survive). In such event, neither this

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                                                                              11

MOU nor the fact of its execution shall be deemed to prejudice in any way the positions of the Parties with respect to the claims asserted in the Litigation, and the Parties shall be returned to their respective positions as of June 5, 1995, with all of their respective claims and defenses preserved.

          15. The effectiveness of this MOU is conditioned upon the execution and delivery to the Insurers by MK, MK Rail, and the Individual Defendants of agreements, in form and substance satisfactory to the Insurers, regarding releases and related matters.

          16. This MOU shall be governed by the law of the State of Delaware. It may not be modified, except by a writing signed by all of the Parties and the Insurers.

          17. This Memorandum may be executed in separate counterparts, each of which when so executed shall constitute an original, but all of which together shall constitute the same instrument.



/s/ Steve W. Berman, Esq.          /s/ David D. Aufhauser, Esq.
____________________________       ___________________________
Steve W. Berman, Esq.              David D. Aufhauser, Esq.
Hagens & Berman P.S.               Williams & Connolly
1301 Fifth Avenue - Suite 2929     725 Twelfth St., N.W.
Seattle, Washington 98101          Washington, D.C.  20005

Dated:         9/4/95              Dated:          9/1/95
       ---------------------              ----------------------


                                   Attorney for Defendant
                                   William J. Agee

/s/ Michael J. Freed, Esq.         /s/ Thomas G. Nolan, Esq.
_____________________________      _____________________________
Michael J. Freed, Esq.             Thomas G. Nolan, Esq.
Much, Shelist, Freed, Denenberg    Howery & Simon
  & Ament P.C.                     550 South Hope Street - Suite 1400
200 North LaSalle Street -         Los Angeles, California  90071-2604
   Suite 2100
Chicago, Illinois  60601-1095      Dated:  _____________________

Dated:       SEPT 5, 1995          Attorney for Defendant
     ------------------------      Stephen G. Hanks

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                                                                              12


/s/ Jeffrey H. Squire, Esq.        /s/ P. Craig Storti
_____________________________      _____________________________
Jeffrey H. Squire, Esq.            P. Craig Storti
Kaufman, Malchman, Kirby &         Hawley, Troxell, Ennis & Hawley
   Squire L.L.P.                   First Interstate Center
919 Third Avenue, 11th Floor       877 West Main Street - Suite 1000
New York, New York 10022           Boise, Idaho  83701

Dated:       /   /95               Dated:        8/31/95
       --------------------               -----------------------
Lead Counsel for Plaintiffs        Attorney for Defendant
                                   James F. Cleary, Jr.

                                   /s/ James A. Skarzynski, Esq.
                                   _____________________________
                                   James A. Skarzynski, Esq.
                                   Peterson & Ross
                                   200 East Randolph Drive - Suite 7300
                                   Chicago, Illinois  60601-6969

                                   Dated:      9/5/95
                                          ----------------------
                                   Attorney for Great American
                                     Insurance Company

                                   /s/ Michael L. Gassmann, Esq.
                                   _____________________________
                                   Michael L. Gassmann, Esq.
                                   Drinker, Biddle & Reath
                                   901 Fifteenth St., N.W. - Suite 900
                                   Washington, D.C.  20005

                                   Dated:  SEPTEMBER 5, 1995
                                          ------------------------
                                   Attorney for Reliance Insurance
                                     Company

                                   /s/ Cathy A. Simon, Esq.
                                   _____________________________
                                   Cathy A. Simon, Esq.
                                   Ross, Dixon & Masback
                                   601 Pennsylvania Ave., S.W.
                                   Washington, D.C.  20004-2688

                                   Dated:   SEPT 5, 1995
                                          -------------------------
                                   Attorney for Continental
                                     Casualty Company